UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

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400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

The following information in the form of a press release supplements and relates to the proxy statement (the “Proxy Statement”) that was mailed by Avinger, Inc. (the “Company”) to its stockholders in connection with the Company’s Annual Meeting of Stockholders to be held on December 10, 2020. This supplement is being filed with the SEC and is being made available to stockholders on or about December 1, 2020. This supplement should be read in conjunction with the Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and furnished to stockholders on or about October 26, 2020.

FOR IMMEDIATE RELEASE

Avinger Receives Nasdaq Extension, Recommends Stockholders Vote FOR All Proxy Proposals

Redwood City, Calif., December 1, 2020 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first-ever image-guided, catheter-based system for the diagnosis and treatment of Peripheral Artery Disease (PAD), today announced the company has received an extension until May 19, 2021 to regain compliance with the Nasdaq minimum bid price requirement for continued listing. The company previously had until November 20, 2020 to regain compliance, and received its extension notice on November 24, 2020.

To ensure Avinger will successfully resolve its minimum bid price requirement, either through organic growth in its stock price or via a reverse stock split, Avinger has included a proposed authorization for the Board of Directors to effect a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-20 to maintain Avinger’s Nasdaq listing.

Avinger’s management and Board of Directors recommend that stockholders eligible to vote at the Company’s upcoming annual meeting vote FOR all proposals, including the reverse stock split proposal.

Both Institutional Shareholder Services (ISS) and Glass Lewis, two leading proxy advisory services firms, have recommended voting FOR the proposed reverse stock split.

“We recommend that stockholders immediately vote FOR all proxy proposals to ensure that Avinger has every tool available to maintain its Nasdaq listing,” said Jeff Soinski, Avinger’s President and CEO. “Should a reverse stock split be needed to maintain our listing, and stockholders do not vote in favor of the authorization at the annual meeting on December 10, Avinger would need to hold another meeting within just three to four months at significant cost, diverting personnel and cash resources from our growth plans for 2021 and beyond. We believe that voting FOR all proposals at the regularly scheduled meeting on December 10 avoids this needless time and expense. Further, we believe that voting FOR the proposals now addresses what would otherwise be ongoing uncertainty around our listing status.”

“Avinger has made significant progress in 2020, despite the global COVID-19 pandemic,” continued Soinski. “While it has been a challenging year, we believe our third quarter results showed solid progress, including FDA clearance of our new Tigereye™ CTO catheter and the launch of 10 new user sites. During 2020, we took steps to fund our growth capital needs for 2020 and 2021, positioning Avinger with a strong balance sheet to support our strategic initiatives. We have also maintained a number of the operating expense cuts enacted earlier in 2020, emerging a leaner, more efficient growth business ready for the year ahead. With three best-in-class products, our new L300 Lightbox development advancing well and exciting clinical studies to continue documenting our patient outcomes, 2021 should be a transformative year for Avinger. We believe that a vote FOR the reverse split proposal reduces future administrative costs and is in the best interest of all shareholders.”

Stockholders of record as of the close of business on October 20, 2020 are entitled to vote in the annual meeting. The fastest and easiest way to vote is by telephone or via the internet. Instructions on how to vote the shares by telephone or Internet are provided on the proxy card enclosed with materials previously mailed to you.

Alternatively, stockholders may vote by phone by calling Avinger’s proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239. Avinger urges all stockholders to read the full proxy statement, which has been filed with the Securities and Exchange Commission at www.sec.gov, can be obtained at no charge by calling our proxy solicitation firm at the number above, or can be obtained online at https://irdirect.net/AVGR/sec_filings.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2020, and subsequent Form 10-Qs. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com